EXHIBIT 10.5


                              GUARANTY AGREEMENT


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                              GUARANTY AGREEMENT


    For and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable considerations in hand paid to the undersigned, Flanders Corporation ("Guarantor"), the receipt and sufficiency of which considerations are hereby acknowledged, and for the purpose of enabling Precisionaire, Inc. ("Debtor"), to borrow certain funds from The American National Bank of Texas ("Holder"), and recognizing that Guarantor has benefitted or shall benefit, directly or indirectly, from the making of such loan from Holder to Debtor, that such loan is in the best interests of Guarantor, and that but for this Guaranty such loan would not be made by Holder to Debtor and the funds advanced thereunder, Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Holder the prompt payment at maturity whether by acceleration or otherwise, and the prompt performance when due of the following (collectively, the "Obligations"): (i) all indebtedness and obligations of Debtor to Holder, incurred by Debtor or otherwise under the promissory note dated January 18, 1996 assumed by Debtor, payable to the order of Holder in the original principal amount of Two Million Sixty Nine Thousand Six Hundred Fifty Three Dollars ($2,069,653.00) and the promissory note dated June 14, 1996, assumed by Debtor, payable to the order of Holder in the original principal amount of One Hundred Thirty Three Thousand Twenty Five dollars ($133,025) (the "Note"), including all principal, interest, charges and attorney's fees which may be or become due or owing on or under or in connection with the Note, and all renewals, rearrangements, extensions, modifications and consolidations thereof and of any part thereof any sums due to or to become due pursuant to any instrument which secures the payment of the Note (whether or not said obligations are discharged by operation of law); (ii) all of the covenants, agreements, and other obligations undertaken by Debtor in all instruments securing the payment of the Obligations; and (iii) all costs, attorneys' fees and expenses incurred or expended by Holder in collecting any of the Obligations or due to any default in the performance of the Obligations or in enforcing any right granted hereunder. Guarantor's obligations hereunder shall further be subject to the terms and conditions hereinafter set forth.

1.     Corporate Representation.     In order to induce the Bank to accept
this Guaranty Agreement, the Guarantor represents and warrants to the Bank that:

(a)     Benefit to Guarantor.     The Guarantor's guaranty pursuant to
        this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, the Guarantor.

(b)     Corporate Existence.     The Guarantor is a corporation duly
        organized, legally existing and in good standing under the laws of the State of North Carolina, and is duly qualified as a foreign corporation in all jurisdictions wherein the property owned or the business transacted by it makes such qualification necessary.

(c) Corporate Power of Authorization. The Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty Agreement and all corporate action on the Guarantor's part requisite for the due execution, delivery and performance of this Guaranty Agreement has been duly and effectively taken.


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(d)     Binding Obligations.     This Guaranty Agreement constitutes
        valid and binding obligations of the Guarantor, enforceable in accordance with its terms.

(e)     No Legal Bar.     This Guaranty Agreement will not violate any
        provisions of the Guarantor's articles or certificate of incorporation, bylaws, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Guarantor is subject.

(f)     No Consent.     The Guarantor's execution, delivery and
        performance of this Guaranty Agreement does not require the consent or approval of any other person, including without limitation any regulatory authority or governmental body of the United States or any State thereof or any political subdivision of the United States or any state thereof.

(g)     Authorization.     The undersigned, signing for and on behalf of
        the Guarantor is duly authorized and empowered to execute this Guaranty Agreement for and on behalf of the Guarantor.

2.     Payment.     In each event whenever any of the Obligations shall become due and remain unpaid (howsoever the maturity thereof may have occurred), Guarantor will, on demand, pay the amount due thereon to Holder. All amounts becoming payable by Guarantor to Holder under this Guaranty shall be payable at Holder's offices in Terrell, Kaufman County, Texas or such other place as Holder may from time to time designate. The payment by Guarantor of any amount pursuant to this Guaranty shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the obligations or any proceeds thereof, or any security or collateral therefor, unless and until the full amount owing to Holder on the Obligations has been fully paid, but when the same has been fully paid, Guarantor shall be subrogated as to any payments made by it to the rights of Holder as against debtor and/or any endorsers, sureties or other guarantors of the Obligations.

3.     Waiver of Notice.     Guarantor specifically waives any notices of
acceptance of this Guaranty by Holder and of the creation, advancement, existence, extension, renewal, modification, consolidation, or rearrangement from time to time of the obligations, or increase from time to time in the principal amount thereof, or increase or reduction from time to time of the rate of interest thereon, or any indulgence from time to time with respect to the Obligations, or any part thereof. Guarantor additionally waives, demand, protest, presentment and notice of demand, protest, presentment and dishonor with respect to the Obligations, notice of intent to accelerate, notice of acceleration and notice of disposition of collateral and waives notice of the amount of the Obligations outstanding at any time, and agrees that the maturity of the Obligations, or any part thereof, may be accelerated, extended, modified, amended or renewed from time to time, or any other indulgence may be granted with respect thereto by Holder at its will or as may be agreed by Debtor without notice to or further consent by Guarantor, at any time or times. The last preceding sentence shall not be construed to affect or impair any of Debtor's defenses hereunder.


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4.     Rights of Holder.

    (a) Guarantor agrees that no release of Debtor, or discharge of Debtor or any of Debtor's Obligations by operation of law, or release or discharge by operation of law of any co-guarantor, or of any other person primarily or secondarily liable on the Obligations, or any part thereof shall in any manner impair, diminish or affect the liability of Guarantor or the rights of Holder hereunder.

    (b) Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Holder mitigate damages, or file suit or proceed to obtain or assert a claim for personal judgment against Debtor for the Obligations, or make any effort at collection of the Obligations from Debtor, or foreclose against or seek to realize upon any security or collateral now or hereafter existing for the Obligations, or file suit or proceed to obtain or assert a claim for personal judgment against any other party (whether maker, guarantor, endorser or surety) liable for the Obligations, or make any effort at collection of the Obligations from any such other party, or exercise or assert any other right or remedy to which Holder is or may be entitled in connection with the Obligations or any security or collateral or other guaranty therefor, or assert or file any claim against the assets or estate of Debtor or any other Guarantor of other person liable for the Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Obligations by Guarantor hereunder, or at any time thereafter.

    (c) If any or all of the Obligations are now or hereafter secured in whole or in part, Guarantor agrees that Holder may, from time to time, at its discretion, and with or without valuable consideration, allow substitution, withdrawal, release, surrender, exchange, subordination, deterioration, waste, loss or other impairment of all or any part of such security or collateral, without notice to or consent by Guarantor, and without in anywise impairing, diminishing or releasing the liability of Guarantor hereunder.

    (d) No delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security or collateral therefor (including without limitation the failure of Holder to perfect a security interest therein) or guaranty thereof or under this Guaranty shall in any manner impair, diminish or affect the liability of Guarantor or the rights of Holder hereunder. Guarantor expressly waives any right to the benefit of or to require or control application of any security or collateral or the proceeds of any security or collateral now existing or hereafter obtained by Holder as security for the obligations, or any part thereof, and agrees that Holder shall have no duty insofar as Guarantor is concerned to apply upon any of the Obligations any monies, payments or other property at any time received by or paid to or in the possession of Holder, except as provided in the Note.

    (e) Guarantor's liability hereunder shall in no manner be affected, reduced, impaired or released by reason of any renewal, extension, modification, consolidation, or rearrangement of or any other indulgence, forbearance or compromise with respect to the Obligations, or any part thereof; or increase in the principal amount thereof; or increase or reduction of the rate of interest thereon.


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    (f)     Guarantor waives all defenses given to sureties or guarantors at law or in equity other than actual payment of the indebtedness, and performance of the actions, constituting the Obligations.

    (g) Guarantor agrees, to the full extent he may legally do so, that suit may be brought against Guarantor with or without making Debtor a party to such suit (as Holder may elect).

5. Change in Composition. Should the status, composition, structure or name of Debtor change, including, but not limited to by reason of a merger, dissolution, consolidation or reorganization, this guaranty shall continue and also cover the indebtedness and Obligations of Debtor under the new status, composition, structure or name according to the terms hereof. If Debtor is a general or limited partnership, no termination of said partnership, nor withdrawal therefrom by, or termination of any ownership interest therein owned by, any general or limited partner of such partnership shall alter, limit or modify Guarantor's Obligations set forth in this Guaranty or otherwise affect this Guaranty in any manner whatsoever, all of which obligations of Guarantor shall remain in effect as herein written.

6. Liability in the Event of Preference. In the event any payment of Debtor to Holder is held to constitute a preference under the bankruptcy laws, such payment by Debtor to Holder shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Holder upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

7. Joint and Several Liability. Unless the context clearly indicates otherwise, AGuarantor@ shall mean the guarantor hereunder, or any of them, if more than one. The obligations of said Guarantors hereunder if more than one, shall be joint and several.

    Suit may be brought against said Guarantors, jointly and severally, and against any one or more of them, or less than all, without impairing the rights of Holder against the others of said Guarantors; and Holder may compromise with any one of said Guarantors for such sums or sum as it may see fit and release such of said Guarantors from all further liability to Holder for such indebtedness without impairing the right of Holder to demand and collect the balance of such indebtedness from others of said Guarantors not so released; but it is agreed among said guarantors themselves, however, that such compromising and release shall not impair the rights and obligations of said guarantors as among themselves.

8. Rights of Subrogation and Contribution. Notwithstanding anything contained in this Guaranty to the apparent contrary, Guarantor does not herein waive or release (whether expressly or impliedly) any rights of subrogation that Guarantor may have against Debtor (except as same are expressly subordinated in Paragraph 1, above), rights of contribution that Guarantor may have against any other guarantor of, or other person secondarily liable for the payment or performance of, any of the obligations, or rights of reimbursement that Guarantor may have as against Debtor (except as same may be limited by the provisions of Paragraph 1, above).


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9.     Assignment.  This Guaranty is intended for and shall inure to the benefit of Holder and each and every other person who shall from time to time be the owner or Holder of any of the Obligations, and each and every reference herein to AHolder@ shall also include and refer to each and every successor or assignee of Holder at any time holding or owning any part of or interest in any part of the obligations. This Guaranty shall be transferable by Holder, it being understood and stipulated that upon the assignment or transfer by Holder of any of the Obligations (or any part thereof or interest therein thus transferred or assigned by Holder), such transferee shall also, unless provided otherwise by Holder in its assignment, have and may exercise all the rights granted to Holder under this Guaranty to the extent of the part of or interest in the Obligations thus assigned or transferred to said person. Guarantor expressly waives notice of transfer or assignment of the Obligations, or any part thereof, or of the rights of Holder hereunder.

10. Notice. Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or twelve hours after such notice has been sent by telecopier or straight telegram, telegraphic charges prepaid, or upon receipt if delivered personally, as follows:

To Holder:          The American National Bank of Texas
                    102 West Moore Ave.
                    P.O. Box 40
                    Terrell, TX 75160

To Guarantor:       Flanders Corporation
                    531 Flanders Filters Road
                    Washington, North Carolina  27889
                    Attn: Chief Financial Officer
                    Telecopier: (919) 946-4738

With Simultaneous copy to:

                    Snell & Wilmer
                    111 E. Broadway, Suite 900
                    Salt Lake City, Utah 84111
                    Attn: William C. Gibbs, Esq.
                    Telecopier: (801) 237-1950

except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

11. Rights of Holder Cumulative. The rights of Holder hereunder are cumulative and shall not be exhausted by its exercise of any of its rights hereunder, under any prior guaranty or otherwise against Guarantor or by any number of successive actions until and unless all indebtedness constituting the Obligations has been paid, all other obligations have been performed. The existence of this Guaranty shall not in any way diminish or discharge the rights of Holder under any prior


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guaranty agreement executed by Guarantor.

12. Solvency of Guarantor. Guarantor hereby represents and warrants to Holder that as of the date hereof, and after giving effect to this Guaranty and the obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have property and assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations, liabilities and debts.

13. Governing Laws; County of Performance and Jurisdiction. This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Texas in all respects. This Guaranty is performable solely in Kaufman County, Texas.

14. Entire Agreement. Guarantor acknowledges and agrees that this Guaranty accurately represents and contains the entire agreement between Guarantor and Holder with respect to the subject matter hereof, that Guarantor is not relying, in the execution of this Guaranty, on any representations (whether written or oral) made by or on behalf of Holder except as expressly set forth in this Guaranty, and that any and all prior statements and/or representations made by or on behalf of Holder to Guarantor (whether written or oral) in connection with the subject matter hereof are merged herein. This Guaranty shall not be waived, altered, modified or amended as to any of its terms or provisions except in writing duly signed by Holder and Guarantor.

15. Successors or Assigns. This Guaranty shall bind the heirs, personal representatives, successors, and assigns of Guarantor and shall inure to the benefit of all transferees, credit participants, assignees, and/or endorsees of Holder, notwithstanding that some or all of the monies owed by Guarantor pursuant to this Guaranty may be actually advanced after any bankruptcy, receivership, reorganization or death of Guarantor.

16. Interpretation. Headings are provided as a matter of convenience only and are not to be considered in interpreting the meaning of any provision hereunder. The use of any gender herein shall include the other gender.

17. Severability. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

18. Advice of Counsel. Guarantor acknowledges that Guarantor has had the benefit of the advice of legal counsel of its own choice in connection with the preparation and negotiation of this Guaranty, and has been afforded an opportunity to review this Guaranty with such legal counsel, and that Guarantor fully understands the implications and ramifications of the agreements herein made by Guarantor.


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EXECUTED as of the 12th day of November, 1996.

                                        FLANDERS CORPORATION



                                        By: /s/ Robert R. Amerson
                                        Name:   Robert Amerson

                                        Title:    President


                                        ADDRESS:
                                        531 Flanders Filters Road
                                        Washington, NC 27889



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